SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	000-13092 (Commission File Number)	41-1448837 (I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Appointment of Board Member.

On June 18, 2007, the Company elected John Pappajohn to its Board of Directors. Upon election, Mr. Pappajohn was granted a ten year option to purchase 400,000 shares of our common stock at $1.10 per share, which was the closing price on the day of grant. One third of the options are immediately exercisable, an additional one third is exercisable after one year and the remaining one third after two years. At the current time, he has not been appointed to any committees.

John Pappajohn (78) has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm. Mr. Pappajohn has been involved in the development and financing of hundreds of companies during his career and has served as a director of more than 40 public companies. In addition to SpectraScience, Inc., he currently serves as a director of the following public companies; Allion Healthcare, Inc., American CareSource Holdings, Inc., CareGuide, Inc., ConMed Healthcare Management, Inc., and Healthcare Acquisition Corp. Mr. Pappajohn received his B.S.C. from the University of Iowa.

Item 9.01  Financial Statements and Exhibits

99.1 Press release dated June 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2007	SPECTRASCIENCE, INC.

	By:	/s/ James Hitchin
Its Chief Executive Officer